UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2014

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-35769	46-2950970
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 416-3400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2014, News Corporation (the “Company”) executed an amended and restated rights agreement (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent. The Rights Agreement was entered into pursuant to the determination by the Company’s Board of Directors to amend and restate the existing rights agreement, dated as of June 14, 2013, under which the rights were originally set to expire on June 28, 2014. Under the Rights Agreement, the expiration date of the rights is now 5:00 P.M. (New York City time) on June 18, 2015. The purchase price for the Series A Junior Participating Preferred Stock will be the exercise price of $90.00, subject to certain adjustments. Each share of Series A Junior Participating Preferred Stock has the designations, powers, preferences and rights set forth in the Certificate of Designations of the Series A Junior Participating Preferred Stock, which was filed on June 28, 2013 with the Secretary of State of the State of Delaware (the “Certificate of Designations”). A summary of the terms of the rights is included in the Rights Agreement as Exhibit C thereto.

Under the Rights Agreement, each outstanding share of common stock of the Company will have attached to it one right. Initially, the rights will be represented by the common stock of the Company, will not be traded separately from the common stock and will not be exercisable. The rights will become exercisable for common stock of the Company, unless redeemed or exchanged, 10 business days after any person or group of affiliated or associated persons (such person or group being an “acquiring person”) has acquired beneficial ownership (defined to include stock which a person has the right to acquire, regardless of whether such right is subject to the passage of time or the satisfaction of conditions) of 15% or more of the outstanding shares of the Company’s voting common stock, other than as a result of repurchases of stock by the Company or the existing ownership of certain exempt persons, as discussed below.

In the event that the rights become exercisable, the Company will distribute separate rights certificates evidencing the rights to all holders of the Company’s common stock held on the date the rights become exercisable and, thereafter, the separate rights certificates alone will represent the rights.

In the event any acquiring person has become the beneficial owner of 15% or more of the Company’s voting common stock, each right will entitle its holder (other than the acquiring person) to purchase at the exercise price (subject to adjustments provided in the Rights Agreement), a number of shares of the Company’s voting or non-voting common stock, as applicable, having a then-current market value of twice the exercise price, and in the event of a subsequent merger into or consolidation with, or transfer of 50% or more of the Company’s consolidated assets or earning power to another unaffiliated entity (any such transaction, a “flip-over event”), to purchase, at the exercise price, a number of shares of common stock of the acquiring entity having a then-current market value of twice the exercise price.

K. Rupert Murdoch, members of his immediate family, and the Murdoch Family Trust, as well as any other person who beneficially owned 15% or more of the Company’s voting common stock as of June 28, 2013, will not be deemed to be acquiring persons under the Rights Agreement by virtue of such holdings (such persons being “exempt persons”). However, if, at any time after June 18, 2014, any exempt person (i) beneficially owns less than 15% of the Company’s voting common stock or (ii) acquires any additional outstanding shares of the Company’s voting common stock (other than by way of a pro rata stock dividend or a stock split or solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees pursuant to any equity incentive or award plan), such person shall no longer be an exempt person under the Rights Agreement. A person will not be deemed to be an acquiring person due to (i) the repurchase of the Company’s shares that causes a holder to become the beneficial owner of 15% or more of the Company’s voting common stock, unless and until such person acquires beneficial ownership of additional shares representing 1% or more of the Company’s voting common stock; (ii) acquisitions by way of a pro rata stock dividend or a stock split; (iii) acquisitions solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees pursuant to any equity incentive or award plan); or (iv) acquisitions of less than 1% of the Company’s total outstanding voting common stock in addition to the shares that would cause such person to be an acquiring person, to the extent such acquisition is determined by the Company’s Board of Directors, in its sole discretion, to be inadvertent, provided, that following such acquisition, the acquirer promptly, but in any case within 10 business days, divests a sufficient number of shares so that such person would no longer otherwise qualify as an acquiring person.

The rights will expire at 5:00 P.M. (New York City time) on June 18, 2015, unless the Rights Agreement is earlier terminated, or the rights are earlier redeemed or exchanged by the Company as described below.

The exercise price of the rights, the number of shares of Series A Junior Participating Preferred Stock issuable, and the number of outstanding rights will be adjusted to prevent dilution that may occur from any stock dividend, a stock split, or a reclassification of the Series A Junior Participating Preferred Stock or the Company’s common stock. With certain exceptions, no adjustment in the exercise price of the rights will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional rights will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Junior Participating Preferred Stock on the last trading date prior to the date of exercise.

The Company’s Board of Directors may redeem the rights, in whole, but not in part, at a price of $0.001 per right (subject to certain adjustments), or amend the Rights Agreement to change the expiration date of the rights at any time prior to the earlier of the date that is 10 business days (unless extended by the Board of Directors in certain circumstances) following such time as any person acquires 15% or more of the Company’s voting common stock and the expiration date of the rights. Immediately upon the action of the Company’s Board of Directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $0.001 redemption price.

Any of the provisions of the Rights Agreement may be amended by the Company’s Board of Directors prior to the date the rights are distributed. After such distribution, the provisions of the Rights Agreement may be amended by the Company’s Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the rights are not redeemable.

At any time after a person acquires 15% or more of the Company’s voting common stock, but prior to such person becoming the beneficial owner of 50% or more of the Company’s voting common stock or there occurs a “flip-over event,” the Company’s Board of Directors may cause the Company to exchange for all or part of the then-outstanding and exercisable rights (other than the rights owned by any acquiring person that have become void) shares of the Company’s common stock at an exchange ratio of one share of common stock per right, adjusted to reflect any stock split, stock dividend, or similar transaction. The Company will have the discretion to exchange the rights (other than the rights owned by any acquiring person that have become void) for Series A Junior Participating Preferred Stock (or equivalent preferred stock) at an exchange ratio of one right per one one-thousandth of a share of such preferred stock.

Until a right is exercised, its holder, as such, will have no rights as a stockholder of the Company with respect to such rights, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for common stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the rights as described above.

The shares of Series A Junior Participating Preferred Stock purchasable upon exercise of the rights will not be redeemable. Each share of Series A Junior Participating Preferred Stock (i) will rank junior to any other class or series of the Company’s Preferred Stock with respect to the payment of dividends and the distribution of assets; (ii) will entitle holders to a quarterly dividend in an amount per share equal to the greater of (1) $0.10, or (2) the product of (a) 1,000 (subject to antidilution adjustment) and (b) the aggregate per share amount of all dividends declared on the Company’s voting common stock since the preceding dividend payment date; (iii) will entitle holders to one vote on all matters submitted to a vote of the Company’s stockholders; (iv) in the event of the Company’s liquidation, will entitle holders to a preferred liquidation payment equal to $1,000 per share, plus accrued and unpaid dividends, provided that holders shall be entitled to receive not less than an aggregate amount per share equal to the product of (1) 1,000 (subject to antidilution adjustment) and (2) the aggregate amount to be distributed per share to holders of voting common stock; and (v) in the event of any consolidation, merger, combination, or other transaction in which shares of the Company’s common stock are exchanged for or changed into stock or securities of another entity, cash and/or other property, will be exchanged or changed into an amount per share equal to the product of (1) 1,000 (subject to antidilution adjustment) and (2) the aggregate amount of stock, securities, cash, and/or other property into which or for which each share of the Company’s voting common stock is changed or exchanged.

The rights have certain anti-takeover effects. For example, the rights will cause substantial dilution to any person or group who attempts, without approval of the Company’s Board of Directors, to acquire a 15% or greater interest in voting common stock of the Company. As a result, the overall effect of the rights may be to render it more difficult or to discourage any attempt to acquire the Company, even if the acquisition would be in the best interests of the Company’s stockholders. Because of the Company’s Board of Directors’ ability to redeem the rights, the rights should not interfere with a merger or other business combination approved by the Company’s Board of Directors.

For so long as the rights continue to be associated with the Company’s common stock, each new share of the Company’s common stock issued will have attached to it a right. Stockholders will not be required to pay any separate consideration for the rights issued with the common stock.

The description of the Rights Agreement and the Series A Junior Participating Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, including the form of the Certificate of Designations attached as an exhibit thereto, a copy of which is attached as Exhibit 4.1 hereto and which is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

See the description set forth herein under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On June 18, 2014, the Company issued a press release (the “Release”) announcing the execution of the Rights Agreement. A copy of the Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 and the Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Amended and Restated Rights Agreement, dated as of June 18, 2014, between News Corporation and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release of News Corporation, dated June 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary

Dated: June 18, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Rights Agreement, dated as of June 18, 2014, between News Corporation and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release of News Corporation, dated June 18, 2014.